Exhibit 10.18

TRIKON TECHNOLOGIES, INC.

2004 STOCK APPRECIATION RIGHT PLAN

(Effective April 24, 2004)

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TABLE OF CONTENTS

(continued)

		Page
5.2	No Effect on Employment or Service	6
5.3	Participation	6
5.4	Indemnification	6
5.5	Successors	7
5.6	Limited Transferability of SARs	7
5.7	Beneficiary Designations	7

SECTION 6 AMENDMENT, TERMINATION, DURATION AND ADJUSTMENTS		7

6.1	Amendment, Suspension, or Termination	7
6.2	Duration of the Plan	7
6.3	Adjustments	4

SECTION 7 TAX WITHHOLDING		7

7.1	Withholding Requirements	7
7.2	Withholding Arrangements	8

SECTION 8 LEGAL CONSTRUCTION		8

8.1	Gender and Number	8
8.2	Severability	8
8.3	Requirements of Law	8
8.4	Governing Law	8
8.5	Captions	8

EXECUTION		12

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TRIKON TECHNOLOGIES, INC.

2004 STOCK APPRECIATION RIGHT PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date. The Plan permits the grant of Stock Appreciation Rights. The Plan is effective as of April 24, 2004.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates and (b) directors of the Company who are employees of neither the Company nor of any Affiliate. The Plan also is designed to motivate employees and directors of the Company and its Affiliates to perform to the best of their abilities and to achieve the Company’s objectives by allowing them to participate in the increased value of the Company which their efforts, initiative, and skill have helped produce.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.2 “Applicable Laws” means the requirements relating to the administration of the Plan under U.S. state corporate law, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws, including securities or tax laws, of any foreign country or jurisdiction where SARs are granted under the Plan.

2.3 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.5 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan, or, if no Committee has been appointed, the Board.

2.6 “Company” means Trikon Technologies, Inc., a Delaware corporation, or any successor thereto.

2.7 “Director” means any individual who is a member of the Board of Directors of the Company.

2.8 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

2.9 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10 “Exchange Program” means a program established by the Committee under which outstanding SARs are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) new SARs (which may have lower Exercise Prices), (b) a different type of SAR under a different plan of the Company, (c) cash, (d) a combination of (a), (b) and/or (c), or (d) the reduction of the Exercise Price of an outstanding SAR.

2.11 “Exercise Price” means the price at which a Participant may exercise a SAR covering one Share.

2.12 “Fair Market Value” means the closing price per Share on the Nasdaq National Market on the relevant date, or if there were no sales on such date, the arithmetic mean of the closing price per Share on the nearest day before and the nearest day after the relevant date, as determined by the Committee. In the absence of an established market for the Shares, fair market value shall be determined in good faith by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.13 “Fiscal Year” means the fiscal year of the Company.

2.14 “Grant Date” means, with respect to a SAR, the date that the SAR was granted.

2.15 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.16 “Participant” means an Employee or Nonemployee Director who has an outstanding SAR.

2.17 “Plan” means the Trikon Technologies, Inc. 2004 Stock Appreciation Right Plan, as set forth in this instrument and as hereafter amended from time to time.

2.18 “SAR Agreement” means the written agreement setting forth the terms and provisions applicable to each SAR granted under the Plan.

2.19 “Shares” means the shares of common stock of the Company.

2.20 “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to the Plan.

2.21 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.22 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, retirement or non-reelection to the Board.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. With respect to grants made under the Plan to Employees and Directors other than the Chief Executive Officer, the Committee shall consist of the Chief Executive Officer of the Company and the members of the Executive Committee of the Board of Directors, who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. With respect to grants made under the Plan to the Chief Executive Officer of the Company, the Committee shall consist of the Board.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Directors shall be granted SARs, (b) prescribe the terms and conditions of the SARs, (c) interpret the Plan and the SARs, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) interpret, amend or revoke any such rules, and (g) effect, with the approval of the stockholders, at any time and from time to time, an Exchange Program.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, subject to the requirements of Applicable Law.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of SARs available for grant under the Plan shall not pertain to more than 100,000 Shares.

4.2 Lapsed Awards. If a SAR is settled in cash or is cancelled, terminates, expires, or lapses for any reason, any Shares covered by such SAR again shall be available to be the subject of a SAR, except as determined by the Committee.

4.3 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares covered by SARs that may be delivered under the Plan pursuant to Section 4.1, the number and class of Shares pertaining to outstanding SARs, the exercise price of outstanding SARs, and the numerical limits of Sections 5.1. Notwithstanding the preceding, the number of Shares pertaining to any SAR always shall be a whole number.

SECTION 5

STOCK APPRECIATION RIGHTS

5.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.

5.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 50,000 Shares.

5.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, unless otherwise determined by the Committee, the exercise price of a SAR shall be the Fair Market Value of a Share on the date of grant.

5.2 SAR Agreement. Each SAR grant shall be evidenced by a SAR Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

5.3 Exercisability of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the SAR.

5.4 Expiration of SARs.

5.4.1 Expiration Dates. Each SAR shall terminate no later than the first to occur of the following events:

(a) The date for termination of the SAR determined by the Committee, in its sole discretion, and set forth in the written SAR Agreement; or

(b) If no date for the termination of the Option is set forth in the written SAR Agreement (other than reference to Section 5.4.1(c)), the expiration of three (3) months from the date of the Participant’s Termination of Service for any reason; or

(c) The expiration of thirteen (13) months from the Grant Date.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her SARs, the Committee, in its discretion, may provide that his or her SARs shall be exercisable for up to one (1) year after the date of death.

5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each SAR Agreement when each SAR expires and becomes unexercisable, and (b) may, after a SAR is granted, extend the maximum term of the SAR.

5.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company, subject to the limitations of Section 5.6, in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times

(b) The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in cash. Such payment shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

5.6 Limitation on Payment of SAR Amount. Notwithstanding anything in Section 5.5 to the contrary, the payment a Participant shall be entitled to receive from the Company upon exercise of a SAR shall be limited to an amount equal to five dollars ($5) multiplied by the number of Shares with respect to which the SAR is exercised.

5.7 Payment of SAR Amount Upon Termination of Plan. Upon the termination of the Plan pursuant to Section 7.1, all then-outstanding SARs shall be automatically exercised and the Participant shall be entitled to receive payment from the Company pursuant to Section 5.5 and subject to the limitations of Section 5.7. Following such event, each Participant who held a SAR that was automatically exercised pursuant to this Section 5.7 shall be granted a stock option to purchase Shares of the Company, in an amount and subject to such terms and conditions as the Board, or its designee, shall determine in its sole discretion.

SECTION 6

MISCELLANEOUS

6.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be due to such Participant under a SAR. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

6.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

6.3 Participation. No Employee shall have the right to be selected to receive a SAR under this Plan, or, having been so selected, to be selected to receive a future SAR.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any SAR Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company under the Plan, with respect to SARs granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6 Limited Transferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.7. All rights with respect to a SAR granted to a Participant shall be available during his or her lifetime only to the Participant.

6.7 Beneficiary Designations. Notwithstanding any contrary provisions of Section 6.6, after the Plan becomes effective, the Committee (in its sole discretion) may determine that a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid SAR shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable SAR Agreement, any unexercised vested SAR may be exercised by the administrator or executor of the Participant’s estate. The provisions of this Section 6.7 shall be effective only if expressly determined by the Committee after the effective date of the Plan.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. Subject to Section 5.7, the amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any SAR theretofore granted to such Participant. No SAR may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall be effective as of April 24, 2004, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

TAX WITHHOLDING

8.1 Withholding Requirements. Prior to the delivery of any cash pursuant to a SAR (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such SAR (or exercise thereof).

8.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the SAR on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 9

LEGAL CONSTRUCTION

9.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

9.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.3 Requirements of Law. The granting of SARs and the issuance of payments under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.4 Governing Law. The Plan and all SAR Agreements shall be construed in accordance with and governed by the laws of the State of California, other than its conflicts of laws provisions.

9.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

TRIKON TECHNOLOGIES, INC.

/s/ William J Chappell
Dated: 24 April 2004	By	William J Chappell
	Title:	Chief Financial Officer